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                                                                      Exhibit 21

                            Broadway & Seymour, Inc.
                         Subsidiaries of the Registrant


                                                              State of            Percentage
                      Name of subsidiary                    Incorporation         ownership
                      ------------------                    -------------         ----------
Elite Information Systems, Inc.                             California               100%

The MiniComputer Company of Maryland, Inc.                  North Carolina           100%

Elite Information Systems International, Inc.               California               100%
